                                                             EXHIBIT 99.M(7)

                    PLAN FOR PAYMENT OF CERTAIN EXPENSES FOR
                      DISTRIBUTION OR SHAREHOLDER SERVICING
                          ASSISTANCE OF CLASS A SHARES
                          as amended February 24, 2000

         A Plan (the "Plan") pertaining to the Class A shares of THE TOCQUEVILLE INTERNATIONAL VALUE FUND (the "Fund"), a series of The Tocqueville Trust, a Massachusetts business trust (the "Trust") and an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), adopted pursuant to Section 12(b) of the Act and Rule 12b-1 promulgated thereunder ("Rule 12b-1").

         1.  Principal Underwriter. TOCQUEVILLE SECURITIES L.P. ("the
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Distributor"), acts as the principal underwriter of the Fund's Class A shares pursuant to a Distribution Agreement with the Trust. Tocqueville Asset Management L.P. (the "Investment Advisor"), acts as the Fund's investment adviser pursuant to an Investment Advisory Agreement with the Trust.

         2.  Distribution Payments. (a) The Fund either directly or through the
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Investment Advisor, may make payments periodically (i) to the Distributor or to any broker-dealer (a "Broker") who is registered under the Securities Exchange Act of 1934 and a member in good standing of the National Association of Securities Dealers, Inc. and who has entered into a selected dealer agreement with the Distributor, (ii) to other persons or organizations ("Servicing Agents") who have entered into shareholder processing and service agreements with the Trust on behalf of the Fund, the Investment Advisor or the Distributor, regarding Class A shares of the Fund owned by shareholders for which such broker is the dealer or holder of record or such servicing agent has a servicing relationship, or (iii) for expenses associated with distribution of Fund Class A shares, including the compensation of the sales personnel of the Distributor.

             (b) The schedule of such fees and the basis upon which such fees will be paid shall be determined from time to time by the Distributor and the Investment Advisor, subject to approval by the Board of Trustees of the Trust.

             (c) Payments may also be made for any advertising and promotional expenses relating to selling efforts, including but not limited to the incremental costs of printing prospectuses, statements of additional information, annual reports and other periodic reports for distribution to persons who are not Class A shareholders of the Fund; the costs of preparing and distributing any other supplemental sales literature; costs of radio, television, newspaper and other advertising; telecommunications expenses, including the cost of telephones, telephone lines and other communications equipment, incurred by or for the Distributor in carrying out its obligations under the Distribution Agreement.

            (d) The aggregate amount of all payments by the Fund in any fiscal year, to the Distributor, Brokers, Servicing Agents and for advertising and promotional expenses pursuant to paragraphs (a), (b), (c) of this Section 2 shall not exceed 0.25% of the average daily net asset value attributable to Class A shares of the Fund on an annual basis for such fiscal year

         3. Reports. Quarterly, in each year that this Plan remains in effect,
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the Trust's Principal Financial Officer shall prepare and furnish to the Board of Trustees of the Trust a written report, complying with the requirements of Rule 12b-l, setting forth the amounts expended by the Fund under the Plan and purposes for which such expenditures were made.

         4. Approval of Plan. This Plan shall become effective upon approval of
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the Plan, the form of Selected Dealer Agreement and the form of Shareholder Service Agreement, by the majority votes of both (a) the Board of Trustees and the Qualified Trustees (as defined in Section 6), cast in person at a meeting called for the purpose of voting on the Plan and (b) the outstanding Class A voting securities of the Fund, as defined in Section 2(a)(42) of the Act.

         5. Term. This Plan shall remain in effect for one year from its
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adoption date and may be continued thereafter if this Plan and all related agreements are approved at least annually by a majority vote of the Trustees, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such Plan and agreements. This Plan may not be amended in order to increase materially the amount to be spent for distribution assistance without Class A shareholder approval in accordance with
Section 4 hereof. All material amendments to this Plan must be approved by a vote of the Board of Trustees, and of the Qualified Trustees (as hereinafter defined), cast in person at a meeting called for the purpose of voting thereon.

         6. Termination. This Plan may be terminated at any time by a majority
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vote of the Trustees who are not interested persons (as defined in section 2(a)(19) of the Act) of the Fund and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the "Qualified Trustees") or by vote of a majority of the outstanding Class A voting securities of the Fund, as defined in section 2(a)(42) of the Act.

         7. Nomination of "Disinterested" Trustees. While this Plan shall be in
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effect, the selection and nomination of the "disinterested" Trustees of the Trust shall be committed to the discretion of the Qualified Trustees then in office.

         8. Miscellaneous. (a) Any termination or noncontinuance of (i) a
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Selected Dealer Agreement between the Distributor and a particular Broker or
(ii) a Shareholder Service Agreement between the Investment Advisor or the Trust on behalf of the Fund and a particular person or organization, shall have no effect on any similar agreements between Brokers or other persons and the Fund, the Investment Advisor or the Distributor pursuant to this Plan.

                  (b) Neither the Distributor, the Investment Advisor nor the Fund shall be under any obligation because of this Plan to execute any Selected Dealer Agreement with any Broker or any Shareholder Service Agreement with any person or organization.

                  (c) All agreements with any person or organization relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Section 6 hereof.

Tocqueville Securities L.P.
1675 Broadway
New York, New York 10019



         Re: Selected Dealer Agreement for
            The Tocqueville International Value Fund - Class A Shares
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Gentlemen:

         We understand that The Tocqueville International Value Fund (the "Fund"), a series of The Tocqueville Trust (the "Trust"), has adopted a plan (the "Plan") pertaining to its Class A shares pursuant to Rule 12b-l of the Investment Company Act of 1940, as amended (the "Act"), for making payments to selected brokers for distribution assistance of the Fund's Class A shares.

         We desire to enter into an Agreement with you for the sale and distribution of the Class A shares of the Fund for which you are Distributor and whose Class A shares are offered to the public at net asset value plus any initial sales charge as set forth in the current prospectus. Upon acceptance of this Agreement by you, we understand that we may offer and sell Class A shares of the Fund, subject, however, to all of the terms and conditions hereof and to your right to suspend or terminate the sale of such securities.

         1. We understand that the Class A shares of the Fund covered by this agreement will be offered and sold at the public offering price. The public offering price is the net asset value described in the Fund's current Prospectus in effect at the time the order for such shares is confirmed and accepted on your behalf by the Fund plus any initial sales charge. We further understand that all purchase requests and applications submitted by us are subject to acceptance or rejection in the Fund's or your sole discretion.

         2. We certify that we are members of the National Association of Securities Dealers, Inc. ("NASD") and agree to maintain Membership in said Association, or in the alternative, that we are foreign brokers not eligible for membership in said Association. In either case, we agree to abide by all the rules and regulations of the NASD which are binding upon underwriters and brokers in the distribution of the shares of open-end investment companies, including without limitation, Section 26 of Article III of the Rules of Fair Practice, all of which are incorporated herein as if set forth in full. We further agree to comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies. We agree that we will not sell or offer for sale, Class A shares of the Fund in any state or jurisdiction where they are not exempt from registration or have not been qualified for sale.

         3. We will offer and sell the Class A shares of the Fund covered by this Agreement only in accordance with the terms and conditions of its then current Prospectus, and we will make no representations not included in said Prospectus or in any authorized supplemental material supplied by you. We will use our best efforts in the development and promotion of sales of the Class A shares covered by this Agreement and agree to be responsible for the proper instruction and training of all sales personnel employed by us, in order that the Class A shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations. We agree to hold you harmless and indemnify you in the event that we, or any of our sales representatives, should violate any law, rule or regulation, or any provisions of this Agreement, which may result in liability to you; and in the event you determine to refund any amount paid by any investor by reason of any such violation on our part, we shall return to you any distribution assistance payments previously paid or allowed by you to us with respect to the transaction for which the refund is made. All expenses which we incur in connection with our activities under this Agreement shall be borne by us.

         4. For purposes of this Agreement "Qualified Accounts" shall mean: accounts of customers of ours who have purchased Fund Class A shares and who use our facilities to communicate with the Fund or to effect redemptions or additional purchases of Fund Class A shares and with respect to which we provide shareholder and administration services, which services may include, without limitation: answering inquiries regarding the Fund; assistance to customers in changing dividend options, account designations and addresses; performance of sub-accounting; establishment and maintenance of shareholder accounts and records; processing purchase and redemption transactions; automatic investment in Fund Class A shares of customer account cash balances; providing periodic statements showing a customer's account balance and the integration of such statements with those of other transactions and balances in the customer's other accounts serviced by us; arranging for bank wires; and such other information and services as you reasonably may request, to the extent we are permitted by applicable statute, rule or regulation.

         5. In consideration of the services and facilities described herein, we shall be entitled to receive from you such fees as are set forth in the Plan for Payment of Certain Expenses for Distribution or Shareholder Servicing Assistance of Class A Shares (the "Plan") and as described in Exhibit A. We understand that the payment of such fees has been authorized pursuant to a Plan approved by the Board of Trustees and Class A shareholders of the Fund and shall be paid only so long as this Agreement is in effect.

         6. The frequency of payment, the terms of any right to sell in a territory, and any other supplemental terms, conditions or qualifications for us to receive such payments are subject to change by you from time to time, upon 30 days' written notice. Any orders placed after the effective date of such change shall be subject to the fee rates in effect at the time of receipt of the payment by the Fund or you. Such 30-day period may be waived at your sole option in the event such change increases the distribution assistance payments due us.

         7. Payment for Class A shares shall be made to the Fund and shall be received by the Fund promptly after the acceptance of our order. If such payment is not received by the Fund, we understand that the Fund reserves the right without notice, forthwith to cancel the sale, or, at the

Fund's option, to sell the Class A shares ordered by us back to the Fund in which latter case we may be held responsible for any loss, including loss of profit, suffered by the Fund resulting from our failure to make payments aforesaid.

         8. Your obligations to us under this Agreement are subject to all the provisions of any underwriting agreements you have or may enter into with the Fund. We understand and agree that in performing our services covered by this Agreement we are acting as principal, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith. Nothing in this Agreement or in the Plan shall be construed to constitute us or any of our agents, employees or representatives as your agent, partner or employee, or the agent, partner or employee of the Fund.

         9. This Agreement shall terminate automatically (i) in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Act or (ii) in the event the Plan is terminated.

         10. This Agreement may be terminated at any time (without payment of any penalty) by a majority of the "Qualified Trustees" as defined in the Plan or by a vote of a majority of the outstanding Class A voting securities of the Fund as defined in the Plan (on not more than 60 days' written notice to us at our principal place of business). We, on 60 days' written notice addressed to you at your principal place of business, may terminate this Agreement. You may also terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Without limiting the generality of the foregoing and any provision hereof to the contrary notwithstanding, our expulsion from the NASD will automatically terminate this Agreement without notice; our suspension from the NASD or violation of applicable state or Federal laws or rules and regulations of authorized regulatory agencies will terminate this Agreement effective upon date of mailing notice to us of such termination. Your failure to terminate for any cause shall not constitute a waiver of your right to terminate at a later date for any such cause.

         11. A copy of the Agreement and Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Class A shareholders individually but are binding only upon the assets and property of the Fund.

         12. All communications to you shall be sent to you at your offices at 1675 Broadway, New York, N.Y. 10019. Any notice to us shall be duly given if mailed or telegraphed to us at the address shown on this Agreement.

         13. This Agreement shall become effective as of the date when it is executed and dated by you below. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of New York.

              __________________________________
               (Broker/Dealer)

               By:

              __________________________________
                 Name:
                 Title:

              __________________________________
               (Address)


              __________________________________
               (City)     (State)     (Zip Code)


ACCEPTED:

TOCQUEVILLE SECURITIES L.P.



By:

 ____________________________
   Name:
   Title: